UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 11, 2005
Affiliated Computer Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12665 (Commission File Number)	51-0310342 (IRS Employer Identification No.)
2828 North Haskell Avenue
Dallas, Texas 75204
(Address of principal executive offices, including zip code)
(214) 841-6111
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 1.01 Entry into a Material Definitive Agreement
     On November 11, 2005, Affiliated Computer Services, Inc. (the “Company”) and certain of its indirect wholly-owned subsidiaries and Mellon Financial Corporation (“Mellon”) and certain of its indirect wholly-owned subsidiaries amended that certain Stock Purchase Agreement dated as of March 15, 2005, as previously amended on May 25, 2005, pursuant to which the Company acquired all of the issued and outstanding stock of Mellon Human Resources & Investor Solutions Inc., a wholly-owned subsidiary of Mellon (the “Amendment”). Pursuant to the Amendment, the Company and Mellon agreed, among other things, to reduce the adjustment to the purchase price by $488,000 to reflect the post-closing reconciliation of the deferred compensation plan adjustment that was estimated at closing. The description set forth in this Item 1.01 is general in nature and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 2.1 to this Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
2.1	Amendment No. 2 to Purchase Agreement, dated as of November 11, 2005, among Mellon Financial Corporation, Mellon Consultants European Holdings Limited, Affiliated Computer Services, Inc., ACS Business Process Solutions Limited and Affiliated Computer Services of Germany GmbH.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.
Date: November 16, 2005	By:	/s/ WARREN D. EDWARDS
		Name:	Warren D. Edwards
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Amendment No. 2 to Purchase Agreement, dated as of November 11, 2005, among Mellon Financial Corporation, Mellon Consultants European Holdings Limited, Affiliated Computer Services, Inc., ACS Business Process Solutions Limited and Affiliated Computer Services of Germany GmbH.

4